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                                                         EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of General
Semiconductor, Inc. on Form S-3 of our report dated February 3, 1999 (June 30, 1999 as to Note 18), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
January 10, 2000